EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2, to be filed on or around April 5, 2006, of our report dated March 3, 2006 relating to the financial statements of Radiant Logistics, Inc., which appears in such Registration Statement. We also consent to the reference to us as experts in matters of accounting and auditing in this Registration Statement.

/s/ Stonefield Josephson, Inc.

Los Angeles, CA
April 5, 2006